Exhibit 99.2

Reviva Pharmaceuticals, Inc.

Condensed Consolidated Financial Statements

As of and for the Three and Nine Months ended

September 30, 2020 and 2019

(Unaudited)

Reviva Pharmaceuticals, Inc.

ITEM 1. FINANCIAL STATEMENTS (UNAUDITED)

Condensed Consolidated Balance Sheets

	September 30, 2020 (unaudited)	December 31, 2019*
ASSETS
Cash	$353,258	$193
Property and equipment, net	107	591
Deferred Cost	1,680,954	-
Non-current assets	1,816	1,816
Total assets	$2,036,155	$2,600
LIABILITIES AND STOCKHOLDERS' DEFICIT
Liabilities
Accounts payable	$1,461,099	$224,543
Accrued expenses and other current liabilities	3,170,048	2,722,875
Contingent warrant, net	1,226,714	101,525
Convertible promissory notes, net	4,825,087	3,765,087
Total liabilities	$10,682,948	$6,814,030
Stockholders' deficit
Convertible Preferred stock, par value $0.0001, 13,625,237 shares authorized
Series 1	$3,069,913	$3,069,913
Series 2	7,624,841	7,624,841
Series 3	7,973,720	7,973,720
Series 4	10,401,500	10,401,500
Common stock	643	618
Additional paid-in capital	19,068,758	18,644,683
Accumulated deficit	(56,786,188)	(54,526,705)
Total stockholders' deficit	(8,646,813)	(6,811,430)
Total Liabilities and Stockholders' deficit	$2,036,135	$2,600

*Derived from Audited Financial Statements as of December 31, 2019

The accompanying notes are an integral part of these condensed consolidated financial statements.

Reviva Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

	Three Months ended		Nine Months ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
	(unaudited)		(unaudited)
Operating expenses
Research and development	$955	$0	$295,150	$53,377
General and administrative	511,336	36,804	1,612,803	281,769
Total operating expenses	512,291	36,804	1,907,953	335,146
Loss from operations	(512,291)	(36,804)	(1,907,953)	(335,146)
Other income (expense)
Interest and Other income	-	7	25,004	201
Interest expense	(146,250)	(147,404)	(375,187)	(436,902)
Total other expense	(146,250)	(147,397)	(350,183)	(436,701)
Loss before provision for income taxes	(658,541)	(184,201)	(2,258,136)	(771,847)
Provision for income taxes	547	-	1,347	800
Net loss	($659,088)	($184,201)	($2,259,483)	($772,647)
Basic and Diluted net loss per share attributable to common stockholders	$(0.04)	$(0.01)	$(0.12)	$(0.04)
Weighted-average shares used to compute basic and diluted net loss per share	18,198,047	18,180,748	18,186,557	18,180,748

The accompanying notes are an integral part of these condensed consolidated financial statements.

Reviva Pharmaceuticals, Inc.

Condensed Consolidated Statements of Stockholders’ Deficit

	Series 1,2,3,4 Convertible Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
Three months ending September 30 2020
Balance June 30, 2020	3,852,881	$29,069,974	18,180,748	$618	$18,644,683	($56,127,100)	($8,411,825)
Issuance of common stock in lieu of deferred compensation	-	-	256,078	25	424,075	-	424,100
Net loss (Unaudited)	-	-	-	-	-	(659,088)	($659,088)
Balance, September 30, 2020	3,852,881	$29,069,974	18,436,826	$643	$19,068,758	($56,786,188)	($8,646,813)

Three months ending September 30 2019
Balance, June 30, 2019	3,852,881	$29,069,974	18,180,748	$618	$18,644,683	($54,268,319)	($6,279,788)
Net loss (Unaudited)	-	-	-	-	-	(184,201)	(184,201)
Balance, September 30, 2019	3,852,881	$29,069,974	18,180,748	$618	$18,644,683	($54,452,520)	($6,737,245)

Nine-months ending September 30 2020
Balance, December 31, 2019	3,852,881	$29,069,974	18,180,748	$618	$18,644,683	($54,526,705)	($6,811,430)
Issuance of common stock in lieu of deferred compensation	-	-	256,078	25	424,075	-	424,100
Net loss (Unaudited)	-	-	-	-	-	(2,259,483)	($2,259,483)
Balance, September 30, 2020	3,852,881	$29,069,974	18,436,826	$643	$19,068,758	($56,786,188)	($8,646,813)

Nine-months ending September 30 2019
Balance, December 31, 2018	3,852,881	$29,069,974	18,180,748	$618	$18,644,683	($53,679,873)	($5,964,598)
Net loss (Unaudited)	-	-	-	-	-	(772,647)	($772,647)
Balance, September 30, 2019	3,852,881	$29,069,974	18,180,748	$618	$18,644,683	($54,452,520)	($6,737,245)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Reviva Pharmaceuticals, Inc.

Condensed Consolidated Statements of Cash Flows

	Nine Months ended
	30 September, 2020	30 September 2019
	(unaudited)
Cash flows from operating activities
Net loss	($2,259,483)	($772,647)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation	484	486
Change in fair value of warrant liability	1,125,189	-
Changes in operating assets and liabilities
Deferred Cost	(1,680,954)	-
Accounts payable	1,236,556	127,492
Accrued interest	228,937	289,498
Accrued expenses and other current liabilities	218,236	141,068
Cash flow used in operating activities	($1,131,035)	($214,103)
Cash flows from financing activities
Issuance of common stock in lieu of deferred compensation	424,100	-
Proceeds from issuance of convertible promissory notes	1,060,000	100,000
Net cash from financing activities	1,484,100	100,000
Net increase (decrease) in cash	353,065	(114,103)
Cash, beginning of period	193	118,637
Cash, end of period	$353,258	$4,534

The accompanying notes are an integral part of these condensed consolidated financial statements.

Reviva Pharmaceuticals, Inc.

Notes to Condensed Consolidated Financial Statements (UNAUDITED)

(Information as of September 30, 2020 and for the three and nine months ended September 30, 2020 and 2019)

1.    NATURE OF OPERATIONS

Reviva Pharmaceuticals, Inc. (the "Parent") was incorporated in the state of Delaware and registered in California, and commenced operations on May 1, 2006 and its Indian subsidiary, Reviva Pharmaceuticals India Pvt. Ltd., was incorporated in 2014 (referred herein as "the Company"). The Company is an emerging research based pharmaceutical company focused on developing a portfolio of internally discovered next generation safe and effective therapeutic drugs by using an integrated chemical genomics technology platform and proprietary chemistries. The Company is currently focused on developing drugs for the central nervous system (CNS), cardiovascular (CV), metabolic and inflammatory diseases.

On July 20, 2020, the Company entered into a definitive agreement and plan of merger (the “Merger Agreement”) for a business combination (the “Business Combination”) with Tenzing Acquisition Corp. (“Tenzing”), a special purpose acquisition company incorporated in the British Virgin Islands (NASDAQ: TZAC). As part of this Business Combination, Tenzing will reincorporate from the British Virgin Islands to the State of Delaware, change its name to “Reviva Pharmaceuticals Holdings, Inc.”, and a newly formed Delaware subsidiary of Tenzing will merge with and into Reviva Pharmaceuticals, Inc., with Reviva continuing as the surviving corporation and a wholly-owned subsidiary of Tenzing. Following the closing of the Business Combination (“Closing”), Reviva Pharmaceuticals Holdings, Inc. will be led by Reviva’s management team, with Dr. Laxminarayan Bhat as Chief Executive Officer, and Marc Cantillon, MD, as the Chief Medical Officer. Parag Saxena from Tenzing will serve as the Chairman of the Board of Directors of Reviva Pharmaceuticals Holdings, Inc. post-closing. The Board of Directors, subject to shareholder approval, will have a total of five individuals with a majority meeting the requirement of independent directors in accordance with NASDAQ requirements.

2.    SIGNIFICANT ACCOUNTING POLICIES

This Quarterly Report should be read in conjunction with the Company’s audited consolidated financial statements which was included in Form S-4 with the Securities and Exchange Commission (“SEC”) on August 12, 2020. The Company’s significant accounting policies are described in Note 2 to its audited 2019 Consolidated Financial Statements. There have been no significant changes to these policies during the nine months ended September 30, 2020.

3.    DEFERRED COST

The Company has incurred certain expenses related to the execution of the Business Combination described in Note 1. These expenses have been deferred until the closing of the Business Combination and will be deducted from Additional Paid-in Capital upon closing

4.    PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	As of
	September 30, 2020	December 31, 2019
Computer equipment	$32,500	$32,500
Furniture and fixtures	9,208	9,208
Accumulated depreciation	(41,601)	(41,117)
Property and equipment, net	$107	$591

Depreciation expense for the nine months ended September 30, 2020 and 2019 was $484 and $486 respectively.

5.    COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company adopted ASC 842 for its existing operating leases effective January 1, 2019. The Company has elected to apply the short-term lease exception to leases of one year or less. Presently, the Company has a single twelve-month lease on its Corporate Office located at 19925 Stevens Creek Blvd., Suite 100, Cupertino, CA 95014. The monthly lease payment is approximately $1,500 and the lease expires on January 31, 2021 at which point the Company will renew for another 12-month term.

6.    CONVERTIBLE PROMISSORY NOTES

Between August 27, 2020 and September 16, 2020, the Company issued and received an aggregate principal amount of $450,000 in unsecured convertible promissory note to certain investors who agreed to purchase at least $50,000 principal amount of such notes pursuant to a subscription agreement (the “Reviva Interim Period Notes”) to finance its ordinary course of administrative costs and expenses and other expenses incurred in connection with the consummation of the Business Combination and the other transactions contemplated by the Merger Agreement with Tenzing Acquisition Corp. (“Tenzing”), a special purpose acquisition company incorporated in the British Virgin Islands (NASDAQ: TZAC). Each of the Reviva Interim Period Notes ranks equally without preference or priority of any kind over one another, and all other outstanding notes of the Company.

In addition, the Company entered into a contingent capital commitment with certain investors for $2,000,000 (“Reviva Contingent Interim Period Notes”) that shall become effective upon consummation of the Business Combination. The Reviva Contingent Interim Period Notes will be interest free. The closing of, and release from escrow of funds for, the Reviva Contingent Interim Period Notes is contingent upon the substantially concurrent consummation of the closing. The Reviva Contingent Interim Period Notes will provide that the notes will automatically convert, immediately prior to consummation of the Business Combination, into a number of shares of Reviva common stock equal to the quotient (rounded down to the nearest whole share) obtained by dividing (A) the sum of all then outstanding principal under the Reviva Contingent Interim Period Notes on a date that is no more than five (5) days prior to closing by (B) a conversion price equal to $1.163953.

The Reviva Interim Period Notes are scheduled to mature six months from the dates of issuance, with an option to extend the maturity by an additional six months. The Reviva Interim Period Notes bear no interest and have been issued free of interest. The Reviva Interim Period Notes will automatically convert, immediately prior to consummation of the Business

Combination, into a number of shares of Reviva common stock equal to the quotient (rounded down to the nearest whole share) obtained by dividing (A) the sum of all then outstanding principal under the Reviva Interim Period Notes on a date that is no more than five (5) days prior to closing by (B) a conversion price equal to $0.831063. The stated conversion term for the Reviva Interim Period Notes does not create a contingent beneficial conversion feature.

From March through May 2020, the Company issued an aggregate of $610,000 in convertible promissory notes to various investors (“2020 Notes”). Upon a Qualified Financing, the 2020 Notes can be converted if the entire balance has not been paid. The principal and accrued interest of the 2020 notes shall automatically be converted into that number of shares at a price equal to a 20% discount to the Qualified Financing event price (price paid by investors in the Qualified Financing).

6.    CONVERTIBLE PROMISSORY NOTES – Continued

Additionally, the holders of the 2020 Notes are also eligible for an equivalent number of warrants (i.e. as the number of converted shares), to purchase common stock (“2020 contingent warrants”) with a strike price equal to the Qualified Financing event price with a maturity of 5 years from the date of such a conversion event. The holders of the 2020 Notes, for entering into the Notes agreement, are also eligible to receive common stock when the 2020 Notes are converted into preferred shares in a Qualified Financing event (“2020 Contingent Stock”).

Interest on the 2020 Notes accrues at 8% per annum and is scheduled to be paid in cash at maturity unless converted. The 2020 Notes are scheduled to mature six months from the date of issue with an option to extend the maturity by an additional six months. The extension triggers an added conversion privilege wherein the holders of 2018 Notes are eligible to receive additional common stock when the 2020 Notes are converted into preferred shares in a

Qualified Financing event (“2020 Contingent Stock”). The 2020 Notes are still within the initial term of maturity.

The Company is obligated to issue 110,000 shares of common stock (“2020 Contingent stock”) to the 2020 note holders when the 2020 notes are converted into preferred shares in a Qualified Financing. As of September 30, 2020, the Company owes $610,000 and $23,279 in principal and accrued interest respectively. The stated conversion term for the 2020 Notes resulted in the measurement of contingent beneficial conversion feature of $152,500 which will be recognized as additional interest expense when the conversion takes place.

A summary table of the convertible notes by year of issuance is presented below:

Year of Issuance	Note Description	Amount
2016	2016 Notes	$2,120,087
2017	2016 Notes	2,570,000
2018	2018 Notes	175,000
2019	2018 Notes	100,000
2019	2016 Notes - reclass to Accrued Legal liability	(1,200,000)
2020	2020 Notes	610,000
2020	Reviva Interim Period Notes	450,000
	Total Balance	$4,825,087

7.     INCOME TAXES

The Company accounts for income taxes using the asset and liability method as codified in Topic 740. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards.

The Company recorded $1,347 income tax expense for the nine months ended September 30, 2020 and $800 income tax expense for the nine months ended September 30, 2019.

As of September 30, 2020, the Company did not have any unrecognized tax benefits related to uncertain tax positions. The Company does not expect the liability for unrecognized tax benefits to change materially within the next 12 months.

On March 27, 2020, the Coronavirus Aid, Relief and Economic Security (“CARES”) Act was enacted and signed into law. Certain provisions of the CARES Act impact the 2019 income tax provision computations of the Company and will be reflected in the first quarter of 2020, or the period of enactment. The CARES Act contains modifications on the limitation of business interest for tax years beginning in 2019 and 2020. The modifications to Section 163(j) increase the allowable business interest deduction from 30% of adjusted taxable income to 50% of adjusted taxable income. The tax impacts of the CARES Act are not material to the financial statements as a whole.

The Company is not currently under examination by the IRS or other state taxing authorities.

8.    STOCKHOLDERS' DEFICIT

Common stock

Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when and if declared by the board of directors, subject to the prior rights of holders of all series of preferred stock outstanding.

In September 2020, the Company issued 256,078 shares of common stock to current and past employees in lieu of certain dues and obligations. The Company has 18,436,826 shares of common stock issued and outstanding and has reserved additional shares of common stock for issuance for the following purposes at September 30, 2020:

Conversion of Series 1 convertible preferred stock	625,237
Conversion of Series 2 convertible preferred stock	1,245,889
Conversion of Series 3 convertible preferred stock	951,761
Conversion of Series 4 convertible preferred stock	1,029,994
Shares issuable upon conversion of Notes
2016 contingent warrants	38,200
2020 warrants	791,080
2019 contingent stock	82,500
2020 contingent stock	110,000
2020 Reviva interim period notes	541,475
Options to purchase common stock	430,000
Shares available for grant	2,570,000
8,416,136

The Company expects to issue Common stock, preferred stock and warrants upon completion of a Qualified Financing Event with respect to conversion of 2016 Notes, 2018 Notes, 2020.

8.     STOCKHOLDERS' DEFICIT– Continued

Notes and Reviva Interim Period Notes. A summary of the conversion mechanics is presented in the table below:

Notes Issued	Initial Term	Interest Rate Per Annum	Issue Date	Conversion Price Determination	Conversion Price	Conversion Instruments	Principal Amount
2016 Notes	12 months	8% increasing to 12%	June 2016 to April 2017	Lower of $85 Million enterprise valuation or price per share paid at a Qualified Financing Event (of at least $5 Million)	20% discount	Preferred stock & common stock warrants	$3,490,087
2018 Notes	6 months extendable to 12 months	8%	Nov 2018 to Jan 2019	Price per share paid at the next equity financing event (of at least $5 Million)	20% discount	Preferred stock & common stock warrants	$275,000
2020 Notes	6 months extendable to 12 months	8%	Mar 2020 to May 2020	Price per share paid at the next equity financing event (of at least $5 Million)	20% discount	Preferred stock, common stock warrants & common stock	$610,000
2020 Reviva Interim Period Notes	6 months extendable to 12 months	0%	Aug 2020 to present	$0.831063	-	Common stock	$450,000
Total							$4,825,087

8.	STOCKHOLDERS' DEFICIT– Continued

Common stock warrants

In July 2020 the company issued 791,080 warrants with a five-year term to purchase equal number of common stock at $3.50 per share to certain current and past consultants (“2020 warrants”). The 2020 warrants were exercisable immediately. The Company estimated the fair value of the 2020 warrants to be $1,178,182, using the Black-Scholes-Merton option-pricing model with the following assumptions:

Assumptions
Common stock value	$2.25
Expected life	3 years
Risk-free interest rate	0.28%
Expected dividend yields	0%
Volatility	126%

The 2020 warrants are classified as a liability and re-measured at fair value each reporting period.

During 2014, in connection with the 2014 Notes, the Company issued warrants with a five-year term to purchase 138,500 shares of common stock at $5.00 per share to certain investors ("2014 warrants"). The 2014 warrants were exercisable immediately and were not exercised and consequently expired in 2019. The Company estimated the fair value of the 2014 warrants to be $426,383, using the Black-Scholes-Merton option-pricing model with the following assumptions:

Assumptions
Common stock value	$5.00
Expected life	4.5-4.7 years
Risk-free interest rate	1.33-1.52%
Expected dividend yields	0%
Volatility	86.5%

Using the relative fair values allocation, the 2014 warrants value of $407,578 was recorded as a discount to the 2014 Notes and an increase to additional paid-in capital. Upon conversion of the 2014 Notes into Series 4 Preferred Stock in June 2014, the corresponding debt discount was immediately amortized to interest expense.

8.	STOCKHOLDERS' DEFICIT - Continued

Contingent Warrants

The Company issued 2016 warrants (the “2016 contingent warrants”) in connection with the 2016 Notes to purchase 38,200 shares of its common stock which expire on April 28, 2022.

The Company estimated the fair value of the 2016 contingent warrants using the Black-Scholes-Merton option-pricing model with the following assumptions:

	September 30, 2020	December 31, 2019
Common stock value	$2.25	$3.63
Expected life	3 years	3 years
Risk-free interest rate	0.28%	1.76%
Expected dividend yields	0%	0%
Volatility	126%	126%

The initial fair value of the 2016 contingent warrants was recognized as a debt discount and amortized over the original 12-month term of the 2016 Notes.

The following table summarizes fair value measurements by level at September 30, 2020 for assets and liabilities measured at fair value on a recurring basis:

	Total Value	Level 1	Level 2	Level 3
2016 contingent warrants	$48,531	-	-	$48,531
2020 warrants	$1,178,183	-	-	$1,178,183
Total	$1,226,714	-	-	$1,226,714

The following table summarizes fair value measurements by level at December 31, 2019 for assets and liabilities measured at fair value on a recurring basis:

	Total Value	Level 1	Level 2	Level 3
2016 contingent warrants	$101,525	-	-	$101,525

In connection with the 2018 notes, the Company will issue 2018 contingent warrants equivalent to the number of converted shares to be determined at the Qualified Financing Event with a strike price equal to the qualified financing event price and with a maturity of 5 years from the date of such a conversion event.

8.	STOCKHOLDERS' DEFICIT- Continued

A summary of warrant activity for the nine months ended September 30, 2020 is as follows:

	Number of Shares	Range of Exercise Prices	Weighted- Average Exercise Prices	Weighted- Average Remaining Life
Outstanding at December 31, 2019	38,200	$6.44	$6.44	1.6
Issued	791,080	$3.50	$3.50	4.8
Outstanding at September 30, 2020	829,280	$3.76	$3.76	4.7

9.	STOCK OPTION PLAN AND STOCK-BASED COMPENSATION

Activity under the stock option plan for the nine months ended September 30, 2020 is as follows:

	Shares available for Grant	Number of Shares Outstanding	Weighted average exercise price per share
Balance, December 31, 2019	2,258,334	741,666	$2.43
Cancelled	311,666	(311,666)	-
Balance, September 30, 2020	2,570,000	430,000	$2.57
Vested, September 30, 2020	-	430,000	$2.57
Vested and expected to vest, September 30, 2020	-	430,000	$2.57

Shares outstanding under the stock option plan as of September 30, 2020 are as follows:

Options Outstanding	Weighted average remaining contractual life (years)	Shares Exercisable	Weighted Average Exercise Price Per Share
320,000	2.10	320,000	$1.81
110,000	4.18	110,000	$4.77

9.	STOCK OPTION PLAN AND STOCK-BASED COMPENSATION - Continued

During the nine months ended September 30, 2020 and 2019, the Company granted no stock options to employees.

During the nine months ended September 30, 2020 and 2019, no stock-based employee compensation expense was recorded. As of September 30, 2020, the Company had no unrecognized compensation expense, net of estimated forfeitures, related to stock option awards to employees. No income tax benefit has been recognized relating to stock-based compensation expense, and no tax benefits have been realized from exercised stock options.

10.	NET LOSS PER SHARE

The Company computes net loss per share attributable to common stockholders using the two-class method required for participating securities. The Company considers its convertible preferred stock to be participating securities. In accordance with the two-class method, earnings allocated to these participating securities, which include participation rights in undistributed earnings, are subtracted from net income to determine total undistributed earnings to be allocated to common stockholders.

Basic net loss per share attributable to common stockholders is computed by dividing net loss attributable to common stockholders by the weighted-average number of common shares outstanding during the period. All participating securities are excluded from basic weighted-average common shares outstanding. Diluted net loss per share attributable to common stockholders excludes any dilutive effect from outstanding stock options and warrants using the treasury stock method.

10.	NET LOSS PER SHARE - Continued

The following table details the shares excluded in the calculation of net loss per share:

	September 30, 2020	September 30, 2019
Convertible Preferred Stock
Series 1	625,237	625,237
Series 2	1,245,889	1,245,889
Series 3	951,761	951,761
Series 4	1,029,994	1,029,994
2016 contingent warrants	38,200	38,200
2020 warrants	791,080	-
2020 Reviva interim period notes	541,475	-
Options outstanding	430,000	769,166
Total	5,653,636	4,660,247

11.	SUBSEQUENT EVENTS

In October 2020, the Company issued and received an aggregate principal amount of $50,000 from its 2020 Reviva Interim Period Notes.

On October 20, 2020, Reviva executed an offer letter with an individual to start as CFO of the surviving entity post transaction, conditioned upon the closing of the Business Combination.

On October 21, 2020, Tenzing entered into backstop agreements (each, a “Backstop Agreement”) with Reviva and certain investors (the “Backstop Investors”) in connection with the Business Combination.

Under the Backstop Agreements, the Backstop Investors agreed to purchase in the aggregate, among all Backstop Investors, a total of 417,518 of Tenzing’s ordinary shares in open market or private transactions (the “Backstop Shares”) and to hold, not transfer, not grant any proxies or power of attorney, not to incur any liens with respect to the shares through the closing of the business combination. In exchange, Tenzing agreed to issue to the Backstop Investors for each ten Backstop shares that they purchase on or prior to October 23, 2020 and hold without transfer, do not redeem and otherwise act in material compliance with the terms of the Backstop

11.	SUBSEQUENT EVENTS – Continued

Agreement one share (each, an “Additional Share”) of its common stock after Tenzing’s conversion from a British Virgin Islands company to a Delaware corporation, as contemplated by the Merger Agreement.

On October 22, 2020, Tenzing entered into an additional backstop agreement (the “Additional Backstop Agreement”) with Reviva, and additional investors in connection with the Business Combination, pursuant to which such investor agreed to purchase 23,148 of the Tenzing’s ordinary shares in open market or private transactions, and Tenzing agreed to issue up to 2,314 of its ordinary shares of in connection therewith. The Additional Backstop Agreement is the same form and subject to the same terms and conditions as the backstop agreements that were signed on October 21, 2020.

On October 26, 2020, Tenzing and Reviva granted waiver letters (each, a “Waiver Letter”) to certain investors under the backstop agreements (including the investors under the Additional Backstop Agreement as described above) representing investors obligated to purchase an aggregate of 394,370 backstop shares, waiving such investors’ failure to purchase the required backstop shares on or prior to October 23, 2020 and agreeing to extend the date by which such investors must purchase their required backstop shares in order to be eligible to receive the additional shares of Tenzing under the backstop agreements to November 13, 2020.

Subsequent to September 30, 2020, Reviva executed an amendment to the 2016 Notes with the holders representing at least a majority of the aggregate principal balances of the 2016 Notes pursuant to which, subject to and immediately prior to the closing of the Business Combination, all of the issued and outstanding 2016 Notes will automatically convert into a number of shares of Reviva common stock equal to the quotient (rounded down to the nearest whole share) obtained by dividing (A) the sum of all then outstanding principal and accrued but unpaid interest under the 2016 Notes on a date that is no more than five (5) days prior to closing by (B) a conversion price equal to $1.329698.

Subsequent to September 30, 2020, Reviva has executed an amendment to the 2018 Notes with the holders representing at least a majority of the aggregate principal balances of the 2018 Notes pursuant to which, subject to and immediately prior to the closing of the Business Combination, all of the issued and outstanding 2018 Notes will automatically convert into a number of shares of Reviva common stock equal to the quotient (rounded down to the nearest whole share) obtained by dividing (A) the sum of all then outstanding principal and accrued but unpaid interest under the 2018 Notes on a date that is no more than five (5) days prior to closing by (B) a conversion price equal to (i) $0.831018 for each holder of 2018 Notes who purchased at least $50,000 in aggregate principal amount of 2018 Notes or (ii) $1.330045 for each holder of 2018 Notes who purchased less than $50,000 in aggregate principal amount of 2018 Notes.

11.	SUBSEQUENT EVENTS – Continued

Subsequent to September 30, 2020, Reviva has executed an amendment to the 2020 Notes with the holders representing at least a majority of the aggregate principal balances of the 2020 Notes (“2020 Notes Majority Holders”) pursuant to which, subject to and immediately prior to the closing of the Business Combination, all of the issued and outstanding 2020 Notes will automatically convert into a number of shares of Reviva common stock equal to the quotient (rounded down to the nearest whole share) obtained by dividing (A) the sum of all then outstanding principal and accrued but unpaid interest under the 2020 Notes on a date that is no more than five (5) days prior to closing by (B) a conversion price equal to (i) $0.831009 for each holder of 2020 Notes who purchased at least $50,000 in aggregate principal amount of 2020 Notes or (ii) $1.329770 for each holder of 2020 Notes who purchased less than $50,000 in aggregate principal amount of 2020 Notes.

Reviva has executed an amendment to the 2020 Notes with the holders representing at least a majority of the aggregate principal balances of the 2020 Notes (“2020 Notes Majority Holders”) pursuant to which, immediately prior to the closing, all of the issued and outstanding 2020 Notes will automatically convert, immediately prior to the consummation of the Business Combination, into a number of shares of Reviva common stock equal to the quotient (rounded down to the nearest whole share) obtained by dividing (A) the sum of all then outstanding principal and accrued but unpaid interest under the 2020 Notes on a date that is no more than five (5) days prior to closing by (B) a conversion price equal to (i) $0.831009 for each holder of 2020 Notes who purchased at least $50,000 in aggregate principal amount of 2020 Notes or (ii) $1.329770 for each holder of 2020 Notes who purchased less than $50,000 in aggregate principal amount of 2020 Notes.

On November 30, 2020, Reviva retained the services of TigerBridge Capital LLC to act as a non-exclusive financial advisor to the Company. TigerBridge Capital LLC would be entitled to a $2.4 Million fee payable in Reviva common stock upon consummation of the Business Combination.

On December 14, 2020, Reviva Pharmaceuticals Holdings, Inc., a Delaware corporation and the successor by re-domiciliation to Tenzing Acquisition Corp., a British Virgin Islands exempted company, and Reviva Pharmaceuticals, Inc., consummated the business combination (the “Closing”) contemplated by the previously announced Agreement and Plan of Merger, dated as of July 20, 2020, by and among Tenzing, Reviva and the other parties named therein.

As a result of the spread of the COVID-19 coronavirus, economic uncertainties have arisen which may impact operating activities, though such potential impact is unknown at this time. Management has determined that there are no other subsequent events to be reported.

The Company has evaluated subsequent events through December 14, 2020, the date the consolidated financial statements were available for general release, for appropriate accounting and financial statement disclosures.